UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2015

Nutrisystem, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-706-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Nutrisystem, Inc. (the "Company") granted a special equity award to Dawn Zier, President and Chief Executive Officer, to further promote her retention and alignment with stockholders over the next several years.

The special equity award consisted of (a) 61,649 stock options, with an exercise price of $21.64 (equal to the closing price of the Company's common stock on December 31, 2015), and (b) 51,987 performance-based restricted stock units. The stock options have a seven-year term and, subject generally to Ms. Zier's continued employment with the Company, vest in two equal annual installments on each anniversary of the grant date. The restricted stock units will also vest, subject generally to Ms. Zier's continued employment with the Company, in two equal annual installments on each anniversary of the grant date, but only if the Company's 2016 adjusted EBITDA exceeds a specified performance goal established by the Compensation Committee.

The descriptions of the stock option and performance-based restricted stock unit agreements for this special grant are qualified in their entirety by their respective award agreements, attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Zier Stock Option Award Agreement dated December 31, 2015

10.2 Zier Performance-Based Restricted Stock Unit Grant Agreement dated December 31, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrisystem, Inc.

January 5, 2016	By:	/s/ Ralph J. Mauro

Name: Ralph J. Mauro
Title: SVP & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Zier Stock Option Award Agreement dated December 31, 2015
10.2	Zier Performance-Based Restricted Stock Unit Grant Agreement dated December 31, 2015